UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2010

EVERFLOW EASTERN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-19279	34-1659910

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Main Street PO Box 629 Canfield, Ohio	44406

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 533-2692

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2010, Everflow Eastern Partners, L.P. (the “Company”), signed a letter agreement with Ohio Buckeye Energy, L.L.C. (the “Purchaser”), whereby the Company has agreed to sell the Company’s deep rights in certain Ohio properties totaling approximately 28,000 acres, which includes the depths below the stratigraphic equivalent of the top of the Queenston Formation (the “Disposition”), to the Purchaser for cash consideration net to the Company of approximately $35 million - $36 million, subject to acreage and closing adjustments.  The Disposition includes no producing reserves, and the Company will retain the rights to the shallow portion of the acreage subject to the letter agreement.  The Company anticipates closing the Disposition during the second quarter of 2011, subject to fulfillment of closing conditions.  There can be no assurance that all of the conditions to closing the Disposition will be satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everflow Eastern Partners, L.P
(Registrant)

By:	Everflow Management Limited, LLC
General Partner

By:	Everflow Management Corporation
Managing Member

Date: November 9, 2010
/s/ Brian A. Staebler
Brian A. Staebler
Vice President, Secretary-Treasurer
and Principal Financial and Accounting Officer